Portions of this exhibit have been redacted because the information is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

FOURTH AMENDMENT TO THE
CUSTODY AGREEMENT

THIS AMENDMENT, effective as of the last date on the signature block, to the Custody Agreement, originally made and entered into as of August 10, 2010, as amended (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of the Performance Trust Funds (the "Funds") and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Custodian desire to add the Performance Trust Credit Bond Fund to its series; and

WHEREAS, Article 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit D of the Agreement is hereby superseded and replaced with Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written below.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANK NATIONAL ASSOCIATION

By: /s/John P. Buckel	By: /s/Jeanine M. Bajczyk

Name: John P. Buckel	Name: Jeanine M. Bajczyk
Title: President	Title: Senior Vice President
Date: 12/30/2020	Date: 12/30/2020

Exhibit D to the Custody Agreement – TPM

Performance Trust Strategic Bond Fund
Performance Trust Municipal Bond Fund
Performance Trust Credit Bond Fund

DOMESTIC CUSTODY SERVICES FEE SCHEDULE at January 1, 2020

Annual Fee Based Upon Market Value Per Fund*
[ ] basis points on average daily market value
Minimum annual fee per fund - $[ ]
Plus portfolio transaction fees

Portfolio Transaction Fees
$[ ] /book entry DTC transaction/Federal Reserve transaction/principal paydown
$[ ] /U.S. Bank repo agreement transaction
$[ ] /short sale
$[ ] /option/future contract written, exercised or expired
$[ ] /mutual fund trade/Fed wire/margin variation Fed wire
$[ ] /physical transaction
$[ ] /segregated account per year
▪A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪No charge for the initial conversion free receipt.
▪Overdrafts – charged to the account at prime interest rate plus 2.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
▪Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
▪$600 per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
▪Class Action Services – $25 filing fee per class action per account, plus 2% of gross proceeds, up to a maximum per recovery not to exceed $2,000.
▪No charge for the initial conversion free receipt.
▪Overdrafts – charged to the account at prime interest rate plus 2% unless a line of credit is in place.

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

Additional Global Sub-Custodial Services Annual Fee Schedule

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	SAFEKEEPING (BPS)	TRANSACTION FEE
Argentina	All	[ ]	$[ ]	Guinea Bissau	All	[ ]	$[ ]	Pakistan	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Hong Kong	All	[ ]	$[ ]	Peru	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Hungary	All	[ ]	$[ ]	Philippines	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Iceland	All	[ ]	$[ ]	Poland	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	India	All	[ ]	$[ ]	Portugal	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Indonesia	All	[ ]	$[ ]	Qatar	[ ]	$[ ]
Benin	All	[ ]	$[ ]	Ireland	All	[ ]	$[ ]	Romania	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Israel	All	[ ]	$[ ]	Russia	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Italy	All	[ ]	$[ ]	Senegal	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Ivory Coast	All	[ ]	$[ ]	Singapore	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	Japan	All	[ ]	$[ ]	Slovak Republic	[ ]	$[ ]
Burkina Faso	All	[ ]	$[ ]	Jordan	All	[ ]	$[ ]	Slovenia	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Kazakhstan	All	[ ]	$[ ]	South Africa	[ ]	$[ ]
Cayman Islands*	All	[ ]	$[ ]	Kenya	All	[ ]	$[ ]	South Korea	[ ]	$[ ]
Channel Islands*	All	[ ]	$[ ]	Kuwait	All	[ ]	$[ ]	Spain	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Latvia	All	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
China	All	[ ]	$[ ]	Lebanon	All	[ ]	$[ ]	Swaziland	[ ]	$[ ]
Colombia	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]	Sweden	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Cyprus	All	[ ]	$[ ]	Mali	All	[ ]	$[ ]	Thailand	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]	Togo	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]	Turkey	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]	UAE	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
Euromarkets*	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Finland	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]	Uruguay	[ ]	$[ ]
France	All	[ ]	$[ ]	Niger	All	[ ]	$[ ]	Venezuela	[ ]	$[ ]
Germany	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]	Vietnam	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]	Zambia	[ ]	$[ ]
Greece	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]
Safekeeping and transaction fees are assessed on security and currency transactions.
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
** Tiered by market value:<$5 billion: 1bp, >$5 billion and <$10 billion: .75 bps; >$10 billion: .50 bps.
** Euromarkets - Non-Eurobonds: Surcharges vary by local market.

A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.
▪1– 25 foreign securities – $500; 26 – 50 foreign securities – $1,000; Over 50 foreign securities – $1,500
▪Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
▪For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses
▪Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
▪A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

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